Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Form S-3 on Form S-1 Registration Statement of XTI Aerospace, Inc. (File No. 333-279901) of our report dated April 15, 2025 relating to the financial statements appearing in the Annual Report on Form 10-K of XTI Aerospace, Inc. for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum llp

Marcum llp
New York, NY
April 17, 2025